SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2004

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive Concord, California 94520
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Item 5.  Other Events and Required FD Disclosure.

On May 3, 2004, the Board of Directors of Cerus Corporation announced the appointment of Claes Glassell as president and chief executive officer, effective May 10, 2004. Mr. Glassell will also join the Cerus board of directors. Mr. Glassell succeeds Stephen Isaacs, who has voluntarily decided to retire from his position as president and chief executive officer and from the board of directors effective May 10, 2004. For additional information, see the press release attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 3, 2004, entitled “Cerus Appoints Claes Glassell as President and Chief Executive Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: May 3, 2004	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President, Finance and
Chief Financial Officer